Exhibit 99.1

Tallgrass Energy Partners to Participate in Citi One-on-One MLP/Midstream Infrastructure Conference

LEAWOOD, Kan.--(BUSINESS WIRE)--August 15, 2014--Tallgrass Energy Partners, LP (NYSE: TEP) ("Tallgrass") today announced that members of its executive management team will participate in the 2014 Citi One-on-One MLP/Midstream Infrastructure Conference to be held August 20-21, 2014 at The Encore at Wynn in Las Vegas. The slides used in these discussions will be posted on Tallgrass' website on the morning of August 20, 2014. Unitholders and other interested parties are invited to view the materials under the investor relations section at www.tallgrassenergy.com.

About Tallgrass Energy Partners, LP

Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. We currently provide natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through our Tallgrass Interstate Gas Transmission and Trailblazer Pipeline systems. We also provide processing services for customers in Wyoming through Tallgrass Midstream at our Casper and Douglas natural gas processing and our West Frenchie Draw natural gas treating facilities and we provide water business services to customers through BNN Water Solutions. We believe we are well-positioned to capture growing natural gas volumes produced in the Denver-Julesburg Basin and the Niobrara and Mississippi Lime shale formations.

To learn more, please visit our website at www.tallgrassenergy.com.

CONTACT:
Tallgrass Energy Partners, LP
Investor Relations
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com